Exhibit 99.1
Energizer Holdings, Inc. 8235 Forsyth Boulevard Suite 100 St. Louis, MO 63105
FOR IMMEDIATE RELEASE	Company Contact
May 6, 2025	Jon Poldan Vice President, Treasurer & Investor Relations 314-985-2349 Jonathan.Poldan@energizer.com

Energizer Holdings, Inc. Announces Fiscal 2025 Second Quarter Results

•Net sales of $662.9 million driven by organic growth of 1.4%, offset by currency headwinds of 1.7%, resulting in the fourth consecutive quarter of organic revenue growth.1

•Gross margin for the second quarter was 39.1% and 40.8% as adjusted, a 30 bps improvement over prior year Adjusted Gross margin.1

•Delivered Net Earnings of $28.3 million, or $0.39 per share, Adjusted Earnings per share of $0.67 and Adjusted EBITDA of $140.3 million.1

•The Company expects limited direct impact from tariffs to fiscal 2025 results due to already completed sourcing shifts and pricing actions.

•The Company expects a more cautious consumer over the balance of the year, and now expects fiscal 2025 organic Net sales in the range of flat to up 2% and Adjusted EBITDA and Adjusted earnings per share in the ranges of $610 to $630 million and $3.30 to $3.50, respectively.1

St. Louis —May 6, 2025—Energizer Holdings, Inc. (NYSE: ENR) today announced results for the second fiscal quarter ended March 31, 2025.

“We are proud of our performance in the quarter, as our investments have enabled continued momentum in our top-line and the operating flexibility to effectively offset the impact from tariffs to our fiscal 2025 results.” said Mark LaVigne, Chief Executive Officer. “We delivered organic Net sales growth for the fourth consecutive quarter, expanded Gross margins, and achieved Adjusted Earnings per share at the high end of our guided range.”
“As we look ahead, we are tempering our outlook to reflect a more cautious consumer over the balance of the year, however, we remain confident our investments in the business will continue to drive our long-term algorithm and value creation.”

Top-Line Performance

For the quarter, we had Net sales of $662.9 million compared to $663.3 million in the prior year period.

	Second Quarter	% Chg
Net sales - FY'24	$663.3
Organic	9.4	1.4%
Change in hyperinflationary markets	1.4	0.2%
Impact of currency	(11.2)	(1.7)%
Net sales - FY'25	$662.9	(0.1)%

__________________
1) See Press Release attachments and supplemental schedules for additional information, including the GAAP and Non-GAAP reconciliations.

Organic Net sales increased 1.4% primarily due to the following items:

•New and expanded distribution drove volume increases in Battery & Lights of approximately 1.9%; and

•Auto Care had flat volumes as new distribution, international expansion and innovation was offset by the shift in timing of refrigerant sales to the third quarter this year compared to the prior year.

•Partially offsetting the increased volumes were planned strategic pricing and promotional investments of 0.5%.

Gross Margin

Gross margin percentage on a reported basis was 39.1% versus 38.2% in the prior year. Excluding the current year restructuring costs and network transition costs and the prior year restructuring and integration costs, Adjusted Gross margin was 40.8% in fiscal 2025, compared to the prior year Adjusted Gross margin of 40.5%.(1)

Second Quarter
Gross margin - FY'24 Reported	38.2%
Prior year impact of restructuring and integration costs	2.3%
Gross margin - FY'24 Adjusted(1)	40.5%
Project Momentum initiatives	2.5%
Product cost impacts	(2.0)%
Pricing	(0.3)%
Currency impacts, including hyperinflationary markets	0.1%
Gross margin - FY'25 Adjusted(1)	40.8%
Current year impact of restructuring and network transition costs	(1.7)%
Gross margin - FY'25 Reported	39.1%

Adjusted Gross margin improvement was largely driven by Project Momentum which delivered savings of approximately $16 million in the quarter. This benefit was partially offset by product cost impacts from increased freight and warehousing costs, operating inefficiencies as we finalize the network transition as part of Project Momentum, and planned strategic pricing and promotional investments noted above.(1)

Selling, General and Administrative Expense (SG&A)

SG&A, excluding restructuring and acquisition costs, was 18.8% of Net sales for the second quarter, or $124.5 million, compared to 17.2%, or $113.9 million in the prior year. The year-over-year dollar increase was primarily driven by investment in digital transformation and growth initiatives, as well as increased legal fees. The increase was partially offset by Project Momentum savings of approximately $4 million in the quarter.(1)

Advertising and Promotion Expense (A&P)

A&P expense decreased $0.6 million for the second fiscal quarter to 3.1% of Net sales, compared to 3.2% in the prior year.

Earnings Per Share and Adjusted EBITDA	Second Quarter
(In millions, except per share data)	2025	2024
Net earnings	$28.3	$32.4
Diluted net earnings per common share	$0.39	$0.45

Adjusted Net earnings(1)	$49.4	$52.1
Adjusted Diluted net earnings per common share(1)	$0.67	$0.72
Adjusted EBITDA(1)	$140.3	$142.5

Currency neutral Adjusted Diluted net earnings per common share(1)	$0.70
Currency neutral Adjusted EBITDA(1)	$143.0

Net earnings, Earnings per share, Adjusted Earnings per share and Adjusted EBITDA were positively impacted in the quarter by the improvement in gross margin, savings from Project Momentum and lower A&P spend. However, these improvements were more than offset by the planned higher SG&A spend for growth initiatives and digital transformation. Net earnings and Earnings per share further benefited from reduced Interest expense from lower debt balance year-over-year.

Free cash flow and Capital allocation

•Operating cash flow for the six months ended March 31, 2025 was $64.2 million, and Free cash flow was $8.6 million, or 0.6% of Net sales.

•Dividend payments in the quarter were approximately $22 million, or $0.30 per common share.

•As previously announced, the Company successfully refinanced and extended the term loan and credit facility in the quarter.

•The Company completed its acquisition of Advanced Power Solutions NV acquisition (APS) on May 2, 2025.

Financial Outlook and Assumptions for Fiscal Year 2025(1)

While the Company's first half of the year has been in line with our previous guidance, the recent tariff uncertainty and economic volatility is impacting consumers, and we expect this will impact demand in our categories.

Through a mix of sourcing shifts and pricing, we have broadly offset the direct impacts of tariffs in our fiscal year 2025 results, however, due to the uncertain macro-economic environment, for fiscal year 2025 we now expect reported and organic Net sales to be in the range of flat to up 2%, Adjusted EBITDA is expected to be in the range of $610 to $630 million and Adjusted earnings per share is expected to be in the range of $3.30 to $3.50. For the third quarter, we expect reported and organic Net sales to be flat to down 2% and Adjusted Earnings per share is expected to be in the range of $0.55 to $0.65.

The financial outlook excludes the impact of the recently acquired APS business in Europe which we anticipate will be neutral to Adjusted Earnings per share in fiscal 2025.

Webcast Information
In conjunction with this announcement, the Company will hold an investor conference call beginning at 10:00 a.m. Eastern Time today. The call will focus on second fiscal quarter earnings and recent trends in the business. All interested parties may access a live webcast of this conference call at www.energizerholdings.com, under "Investors" and "Events and Presentations" tabs or by using the following link:
https://app.webinar.net/6l5VGlBKO0z
For those unable to participate during the live webcast, a replay will be available on www.energizerholdings.com, under "Investors," "Events and Presentations," and "Past Events" tabs.
# # #
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "will," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
•Global economic and financial market conditions beyond our control might materially and negatively impact us.
•Competition in our product categories might hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers.

•Changes in the retail environment and consumer preferences could adversely affect our business, financial condition and results of operations.
•Loss or impairment of the reputation of our Company or our leading brands or failure of our marketing plans could have an adverse effect on our business.
•Loss of any of our principal customers could significantly decrease our sales and profitability.
•Our ability to meet our growth targets depends on successful product, marketing and operations innovation and successful responses to competitive innovation and changing consumer habits.
•We are subject to risks related to our international operations, including tariff and currency fluctuations, which could adversely affect our results of operations.
•We must successfully manage the demand, supply, and operational challenges brought on by any disease outbreak, including epidemics, pandemics, or similar widespread public health concerns.
•If we fail to protect our intellectual property rights, competitors may manufacture and market similar products, which could adversely affect our market share and results of operations.
•Changes in production costs, including raw material prices and transportation costs, from inflation or otherwise, have adversely affected, and in the future could erode, our profit margins and negatively impact operating results.
•Our reliance on certain significant suppliers subjects us to numerous risks, including possible interruptions in supply, which could adversely affect our business.
•Our business is vulnerable to the availability of raw materials, as well as our ability to forecast customer demand and manage production capacity.
•The manufacturing facilities, supply channels or other business operations of the Company and our suppliers may be subject to disruption from events beyond our control.
•Our future results may be affected by our operational execution, including our ability to achieve cost savings as a result of any current or future restructuring efforts.
•If our goodwill and indefinite-lived intangible assets become impaired, we will be required to record impairment charges, which may be significant.
•Sales of certain of our products are seasonal and adverse weather conditions during our peak selling seasons for certain auto care products could have a material adverse effect.
•A failure of a key information technology system could adversely impact our ability to conduct business.
•We rely significantly on information technology and any inadequacy, interruption, theft or loss of data, malicious attack, integration failure, failure to maintain the security, confidentiality or privacy of sensitive data residing on our systems or other security failure of that technology could harm our ability to effectively operate our business and damage the reputation of our brands.
•We may not be able to attract, retain and develop key employees, as well as effectively manage human capital resources.
•We have significant debt obligations that could adversely affect our business.
•Our credit ratings are important to our cost of capital.
•We may experience losses or be subject to increased funding and expenses related to our pension plans.
•The estimates and assumptions on which our financial projections are based may prove to be inaccurate, which may cause our actual results to materially differ from our projections, which may adversely affect our future profitability, cash flows and stock price.
•If we pursue strategic acquisitions, divestitures or joint ventures, we might experience operating difficulties, dilution, and other consequences that may harm our business, financial condition, and operating results, and we may not be able to successfully consummate favorable transactions or successfully integrate acquired businesses.
•Our business involves the potential for product liability claims, labeling claims, commercial claims and other legal claims against us, which could affect our results of operations and financial condition and result in product recalls or withdrawals.
•Our business is subject to increasing government regulations in both the U.S. and abroad that could impose material costs.
•Increased focus by governmental and non-governmental organizations, customers, consumers and shareholders on environmental, social and governance (ESG) issues, including those related to sustainability and climate change, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.
•We are subject to environmental laws and regulations that may expose us to significant liabilities and have a material adverse effect on our results of operations and financial condition.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on November 19, 2024.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENT OF EARNINGS
(Condensed)
(In millions, except per share data - Unaudited)

	For the Quarters Ended March 31,		For the Six Months Ended March 31,
	2025	2024	2025	2024
Net sales	$662.9	$663.3	$1,394.6	$1,379.9
Cost of products sold (1)	403.9	410.0	866.0	859.6
Gross profit	259.0	253.3	528.6	520.3
Selling, general and administrative expense (1)	136.0	122.5	267.3	250.6
Advertising and sales promotion expense	20.8	21.4	74.2	68.4
Research and development expense	8.1	7.9	16.1	15.7
Amortization of intangible assets	14.7	14.5	29.4	29.0
Interest expense	38.0	38.7	75.0	79.4
Loss on extinguishment/modification of debt	5.2	0.4	5.3	0.9
Other items, net (1) (2)	(0.2)	5.5	(5.2)	24.5
Earnings before income taxes	36.4	42.4	66.5	51.8
Income tax provision	8.1	10.0	15.9	17.5
Net earnings	28.3	32.4	50.6	34.3

Basic net earnings per common share	$0.39	$0.45	$0.70	$0.48
Diluted net earnings per common share	$0.39	$0.45	$0.69	$0.47

Weighted average shares of common stock - Basic	72.2	71.8	72.1	71.7
Weighted average shares of common stock - Diluted	73.3	72.6	73.3	72.6

(1) See the attached Supplemental Schedules - Non-GAAP Reconciliations, which break out the Project Momentum restructuring and related costs, Network transition costs and Acquisition and integration costs included within these lines.

(2) The Loss on extinguishment/modification of debt for the quarter and six months ended March 31, 2025 related to the refinancing and extension of the Company's $760 million term loan and $500 million credit facility completed during the quarter. The Loss on extinguishment/modification of debt for the quarter and six months ended March 31, 2024 related to the early repayment of term loan.

(3) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December (the "December 2023 Argentina Economic Reform"). As a result of this reform and devaluation, the Company has recorded $1.0 million and $22.0 million of currency exchange and related losses within Other items, net for the quarter and six months ended March 31, 2024, respectively.

ENERGIZER HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Condensed)
(In millions - Unaudited)

Assets	March 31, 2025	September 30, 2024
Current assets
Cash and cash equivalents	$139.3	$216.9
Trade receivables	305.1	441.3
Inventories	748.6	657.3
Other current assets	201.8	163.4
Total current assets	$1,394.8	$1,478.9
Property, plant and equipment, net	385.1	380.1
Operating lease assets	86.5	94.7
Goodwill	1,038.1	1,046.0
Other intangible assets, net	1,039.7	1,070.9
Deferred tax assets	142.7	145.8
Other assets	125.0	126.0
Total assets	$4,211.9	$4,342.4

Liabilities and Shareholders' Equity
Current liabilities
Current maturities of long-term debt	$5.7	$12.0
Current portion of finance leases	0.9	0.6
Notes payable	1.8	2.1
Accounts payable	416.2	433.1
Current operating lease liabilities	17.5	18.2
Other current liabilities	307.4	353.8
Total current liabilities	$749.5	$819.8
Long-term debt	3,154.8	3,193.0
Operating lease liabilities	75.1	82.4
Deferred tax liabilities	8.8	8.3
Other liabilities	89.8	103.1
Total liabilities	$4,078.0	$4,206.6
Shareholders' equity
Common stock	0.8	0.8
Additional paid-in capital	613.8	667.6
Retained losses	(79.9)	(128.4)
Treasury stock	(206.0)	(223.6)
Accumulated other comprehensive loss	(194.8)	(180.6)
Total shareholders' equity	$133.9	$135.8
Total liabilities and shareholders' equity	$4,211.9	$4,342.4

ENERGIZER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Condensed)
(In millions - Unaudited)

	For the Six Months Ended March 31,
	2025	2024
Cash Flow from Operating Activities
Net earnings	$50.6	$34.3
Non-cash integration and restructuring charges	5.2	8.0
Depreciation and amortization	62.7	58.9
Deferred income taxes	2.6	(6.1)
Share-based compensation expense	13.4	13.3
Loss on extinguishment of debt	1.1	0.9
Exchange (gain)/loss included in income	(3.4)	29.6
Non-cash items included in income, net	5.7	10.7
Other, net	(8.0)	(2.6)
Changes in current assets and liabilities used in operations	(65.7)	67.9
Net cash from operating activities	64.2	214.9

Cash Flow from Investing Activities
Capital expenditures	(55.6)	(52.0)
Acquisitions, net of cash acquired	(0.1)	(11.6)
Purchase of available-for-sale securities	—	(5.2)
Proceeds from sale of available-for-sale securities	—	4.2
Net cash used by investing activities	(55.7)	(64.6)

Cash Flow from Financing Activities
Cash proceeds from issuance of debt with original maturities greater than 90 days (1)	198.2	—
Payments on debt with maturities greater than 90 days (1)	(220.7)	(141.4)
Net increase/(decrease) in debt with original maturities of 90 days or less	0.4	(3.6)
Debt issuance costs	(6.3)	—
Payment of acquisition indemnification hold back	(0.5)	—
Dividends paid on common stock	(45.3)	(44.2)
Taxes paid for withheld share-based payments	(7.5)	(4.7)
Net cash used by financing activities	(81.7)	(193.9)

Effect of exchange rate changes on cash	(4.4)	(21.6)

Net decrease in cash, cash equivalents, and restricted cash	(77.6)	(65.2)
Cash, cash equivalents, and restricted cash, beginning of period	216.9	223.3
Cash, cash equivalents, and restricted cash, end of period	$139.3	$158.1
(1) Represents cash inflows and outflows due to changes in term loan lender composition.

ENERGIZER HOLDINGS, INC.
Reconciliation of GAAP and Non-GAAP Measures
For the Quarter and Six Months Ended March 31, 2025
The Company reports its financial results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). However, management believes that certain non-GAAP financial measures provide users with additional meaningful comparisons to the corresponding historical or future period, and are used for management incentive compensation. These non-GAAP financial measures exclude items that are not reflective of the Company's on-going operating performance, such as restructuring and related costs, network transition costs, acquisition and integration costs, impairment of intangible assets, a litigation matter, the loss on extinguishment/modification of debt and the December 2023 Argentina Economic Reform. In addition, these measures help investors to analyze year over year comparability when excluding currency fluctuations as well as other Company initiatives that are not on-going. We believe these non-GAAP financial measures are an enhancement to assist investors in understanding our business and in performing analysis consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or superior to, the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in methods and in the items being adjusted.

We provide the following non-GAAP measures and calculations, as well as the corresponding reconciliation to the closest GAAP measure in the following supplemental schedules:

Segment Profit. This amount represents the operations of our two reportable segments including allocations for shared support functions. General corporate and other expenses, amortization expense, interest expense, loss on extinguishment/modification of debt, other items, net, restructuring and related costs, network transition costs and acquisition and integration costs have all been excluded from segment profit.

Adjusted Net Earnings and Adjusted Diluted Net Earnings per Common Share (EPS). These measures exclude the impact of restructuring and related costs, network transition costs, costs related to acquisition and integration, the loss on extinguishment/modification of debt and the December 2023 Argentina Economic Reform.

Non-GAAP Tax Rate. This is the tax rate when excluding the pre-tax impact of restructuring and related costs, network transition costs, costs related to acquisition and integration, the loss on extinguishment/modification of debt, and the December 2023 Argentina Economic Reform, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.

Organic. This is the non-GAAP financial measurement of the change in revenue or segment profit that excludes or otherwise adjusts for the change in hyperinflationary markets and impact of currency from the changes in foreign currency exchange rates as defined below:

Change in hyperinflationary markets. The Company is presenting separately all changes in sales and segment profit from our Egypt and Argentina affiliates due to the designation of the economies as highly inflationary as of October 1, 2024 and July 1, 2018, respectively.

Impact of currency. The Company evaluates the operating performance of our Company on a currency neutral basis. The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes (gains)/losses of currency hedging programs, and it excludes hyperinflationary markets.
Adjusted Comparisons. Detail for Adjusted Gross profit, Adjusted Gross margin, adjusted SG&A and adjusted SG&A as percent of Net sales and Adjusted Other items, net are also supplemental non-GAAP measure disclosures. These measures exclude the impact of restructuring and related costs, network transition costs, acquisition and integration costs and the December 2023 Argentina Economic Reform.

EBITDA and Adjusted EBITDA. EBITDA is defined as Net earnings before Income tax provision, Interest expense, the Loss on extinguishment/modification of debt, and depreciation and amortization. Adjusted EBITDA further excludes the impact of the costs related to restructuring, network transition costs, a litigation matter, the December 2023 Argentina Economic Reform, impairment of intangible assets, acquisition and integration costs, and share based payments.

Free Cash Flow. Free Cash Flow is defined as net cash provided by operating activities reduced by capital expenditures, net of the proceeds from asset sales.

Net Debt. Net Debt is defined as total Company debt, less Cash and cash equivalents.

Currency-neutral. Currency-neutral excludes the Impact of currency as defined above on key measures. Hyper inflationary markets are excluded from this calculation.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Information
For the Quarter and Six Months Ended March 31, 2025
(In millions - Unaudited)

Operations for Energizer are managed via two product segments: Batteries & Lights and Auto Care. Energizer’s operating model includes a combination of standalone and shared business functions between the product segments, varying by country and region of the world. Shared functions include the sales and marketing functions, as well as human resources, IT and finance shared service costs. Energizer applies a fully allocated cost basis, in which shared business functions are allocated between segments. Such allocations are estimates, and may not represent the costs of such services if performed on a standalone basis. Segment sales and profitability, as well as the reconciliation to earnings before income taxes for the quarters and six months ended March 31, 2025 and 2024 are presented below:

	Quarters Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net Sales
Batteries & Lights	$488.0	$481.0	$1,120.4	$1,098.8
Auto Care	174.9	182.3	274.2	281.1
Total Net Sales	$662.9	$663.3	$1,394.6	$1,379.9
Segment Profit
Batteries & Lights	112.3	113.5	231.6	245.9
Auto Care	35.2	40.4	55.7	47.3
Total segment profit	$147.5	$153.9	$287.3	$293.2
General corporate and other expenses (1)	(30.5)	(28.3)	(57.9)	(57.5)
Amortization of intangible assets	(14.7)	(14.5)	(29.4)	(29.0)
Restructuring and related costs (2)	(17.6)	(23.4)	(37.9)	(45.8)
Network transition costs (3)	(2.7)	—	(16.7)	—
Acquisition and integration costs (2)	(2.3)	(0.7)	(3.5)	(3.3)
Interest expense	(38.0)	(38.7)	(75.0)	(79.4)
Loss on extinguishment/modification of debt	(5.2)	(0.4)	(5.3)	(0.9)
December 2023 Argentina Economic Reform (4)	—	(1.0)	—	(22.0)
Other items, net - Adjusted (2) (5)	(0.1)	(4.5)	4.9	(3.5)
Total earnings before income taxes	$36.4	$42.4	$66.5	$51.8
(1) Recorded in SG&A on the Consolidated (Condensed) Statement of Earnings.
(2) See the Supplemental Schedules - Non-GAAP Reconciliations for the line items where these charges are recorded in the Consolidated (Condensed) Statement of Earnings.
(3) This represents incremental network transition costs, primarily related to freight and third-party packaging support, to maintain business continuity and service our customers as the Company decommissions certain facilities and relocates production and packaging lines as part of Project Momentum. These costs were recorded in Cost of products sold on the Consolidated (Condensed) Statement of Earnings.
(4) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December. As a result of this reform and devaluation, the Company recorded $1.0 million and $22.0 million of currency exchange and related losses in Other items, net on the Consolidated (Condensed) Statement of Earnings for the quarter and six months ended March 31, 2024.
(5) See the Supplemental Non-GAAP reconciliation for the Other items, net reconciliation between the reported and adjusted balances.
Supplemental segment information is presented below for depreciation and amortization:

	Quarters Ended March 31,		Six Months Ended March 31,
Depreciation and amortization	2025	2024	2025	2024
Batteries & Lights	$12.6	$11.3	$26.9	$24.3
Auto Care	3.6	3.1	6.4	5.6
Total segment depreciation and amortization	$16.2	$14.4	$33.3	$29.9
Amortization of intangible assets	14.7	14.5	29.4	29.0
Total depreciation and amortization	$30.9	$28.9	$62.7	$58.9

Energizer Holdings, Inc.
Supplemental Schedules - GAAP EPS to Adjusted EPS Reconciliation
For the Quarter and Six Months Ended March 31, 2025
(In millions, except for per share data- Unaudited)

	For the Quarters Ended March 31,		For the Six Months Ended March 31,
	2025	2024	2025	2024
Net earnings	$28.3	$32.4	$50.6	$34.3
Pre-tax adjustments
Restructuring and related costs (1)	17.6	23.4	37.9	45.8
Network transition costs (1)	2.7	—	16.7	—
Acquisition and integration (1)	2.3	0.7	3.5	3.3
Loss on extinguishment/modification of debt	5.2	0.4	5.3	0.9
December 2023 Argentina Economic Reform (2)	—	1.0	—	22.0
Total adjustments, pre-tax	$27.8	$25.5	$63.4	$72.0
Total adjustments, after tax	$21.1	$19.7	$48.2	$60.3
Adjusted Net earnings (3)	$49.4	$52.1	$98.8	$94.6

Diluted net earnings per common share	$0.39	$0.45	$0.69	$0.47
Adjustments (per common share)
Restructuring and related costs	0.18	0.25	0.39	0.48
Network transition costs	0.03	—	0.18	—
Acquisition and integration	0.02	0.01	0.04	0.04
Loss on extinguishment/modification of debt	0.05	—	0.05	0.01
December 2023 Argentina Economic Reform	—	0.01	—	0.30
Adjusted Diluted net earnings per diluted common share	$0.67	$0.72	$1.35	$1.30
Weighted average shares of common stock - Diluted	73.3	72.6	73.3	72.6

(1) See Supplemental Schedules - Non-GAAP Reconciliations for the line items where these costs are recorded on the Consolidated (Condensed) Statement of Earnings.

(2) During December 2023, a new president was inaugurated in Argentina bringing significant economic reform to the country including devaluing the Argentine Peso by 50% in the month of December (the "December 2023 Argentina Economic Reform"). As a result of this reform and devaluation, the Company has recorded $1.0 million and $22.0 million of currency exchange and related losses within Other items, net for the quarter and six months ended March 31, 2024, respectively.

(3) The effective tax rate for the Adjusted Net earnings and Adjusted Diluted EPS for the quarters ended March 31, 2025 and 2024 was 23.1% and 23.3%, respectively, and for the six months ended March 31, 2025 and 2024 was 23.9% and 23.6%, respectively, as calculated utilizing the statutory rate for where the costs were incurred.

Energizer Holdings, Inc.
Supplemental Schedules - Currency Neutral Results
For the Quarter and Six Months Ended March 31, 2025
(In millions, except per share data - Unaudited)

	For the Quarter Ended			Prior Quarter Ended
	March 31, 2025				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	March 31, 2024	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$0.39	$(0.03)	$0.42	$0.45	(13.3)%	(6.7)%
Net earnings	$28.3	$(2.0)	$30.3	$32.4	(12.7)%	(6.5)%

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$0.67	$(0.03)	$0.70	$0.72	(6.9)%	(2.8)%
Adjusted EBITDA	$140.3	$(2.7)	$143.0	$142.5	(1.5)%	0.4%

	For the Six Months Ended			Prior Six Months Ended
	March 31, 2025				% Change	% Change
	As Reported	Impact of Currency(1)	Currency Neutral	March 31, 2024	As Reported Basis	Currency Neutral Basis
As Reported under GAAP
Diluted net earnings per common share	$0.69	$(0.01)	$0.70	$0.47	46.8%	48.9%
Net Earnings	$50.6	$(0.9)	$51.5	$34.3	47.5%	50.1%

As Adjusted (non-GAAP)(2)
Adjusted diluted net earnings per common share	$1.35	$(0.01)	$1.36	$1.30	3.8%	4.6%
Adjusted EBITDA	$281.0	$(1.2)	$282.2	$275.4	2.0%	2.5%

(1) The Impact of Currency is the change in foreign currency exchange rates year-over-year on reported results, which is calculated by comparing the value of current year foreign operations at the current period USD exchange rate versus the value of current year foreign operations at the prior period USD exchange rate. The impact of currency also includes gains/(losses) of currency hedging programs, and it excludes hyper-inflationary markets.

(2) See supplemental schedules - Non-GAAP Reconciliations for full reconciliations of the Company's non-GAAP adjusted amounts.

Energizer Holdings, Inc.
Supplemental Schedules - Segment Sales and Profit
For the Quarter and Six Months Ended March 31, 2025
(In millions - Unaudited)

Net sales	Q1'25	% Chg	Q2'25	% Chg	Six Months '25	% Chg
Batteries & Lights
Net sales - prior year	$617.8		$481.0		$1,098.8
Organic	24.9	4.0%	14.2	3.0%	39.1	3.6%
Change in hyperinflationary markets	(5.4)	(0.9)%	1.2	0.2%	(4.2)	(0.4)%
Impact of currency	(4.9)	(0.7)%	(8.4)	(1.7)%	(13.3)	(1.2)%
Net sales - current year	$632.4	2.4%	$488.0	1.5%	$1,120.4	2.0%

Auto Care
Net sales - prior year	$98.8		$182.3		$281.1
Organic	2.1	2.1%	(4.8)	(2.6)%	(2.7)	(1.0)%
Change in hyperinflationary markets	0.1	0.1%	0.2	0.1%	0.3	0.1%
Impact of currency	(1.7)	(1.7)%	(2.8)	(1.6)%	(4.5)	(1.6)%
Net sales - current year	$99.3	0.5%	$174.9	(4.1)%	$274.2	(2.5)%

Total Net Sales
Net sales - prior year	$716.6		$663.3		$1,379.9
Organic	27.0	3.8%	9.4	1.4%	36.4	2.6%
Change in hyperinflationary markets	(5.3)	(0.7)%	1.4	0.2%	(3.9)	(0.3)%
Impact of currency	(6.6)	(1.0)%	(11.2)	(1.7)%	(17.8)	(1.2)%
Net sales - current year	$731.7	2.1%	$662.9	(0.1)%	$1,394.6	1.1%

Segment profit	Q1'25	% Chg	Q2'25	% Chg	Six Months '25	% Chg
Batteries & Lights
Segment profit - prior year	$132.4		$113.5		$245.9
Organic	(6.5)	(4.9)%	(0.3)	(0.3)%	(6.8)	(2.8)%
Change in hyperinflationary markets	(3.5)	(2.6)%	0.3	0.3%	(3.2)	(1.3)%
Impact of currency	(3.1)	(2.4)%	(1.2)	(1.1)%	(4.3)	(1.7)%
Segment profit - current year	$119.3	(9.9)%	$112.3	(1.1)%	$231.6	(5.8)%

Auto Care
Segment profit - prior year	$6.9		$40.4		$47.3
Organic	14.7	213.0%	(3.5)	(8.7)%	11.2	23.7%
Change in hyperinflationary markets	—	—%	0.1	0.2%	0.1	0.2%
Impact of currency	(1.1)	(15.9)%	(1.8)	(4.4)%	(2.9)	(6.1)%
Segment profit - current year	$20.5	197.1%	$35.2	(12.9)%	$55.7	17.8%

Total Segment Profit
Segment profit - prior year	$139.3		$153.9		$293.2
Organic	8.2	5.9%	(3.8)	(2.5)%	4.4	1.5%
Change in hyperinflationary markets	(3.5)	(2.5)%	0.4	0.3%	(3.1)	(1.1)%
Impact of currency	(4.2)	(3.0)%	(3.0)	(2.0)%	(7.2)	(2.4)%
Segment profit - current year	$139.8	0.4%	$147.5	(4.2)%	$287.3	(2.0)%

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations
For the Quarter and Six Months Ended March 31, 2025
(In millions - Unaudited)

Gross profit	Q1'25	Q2'25	Q1'24	Q2'24	Q2'25 YTD		Q2'24 YTD
Net sales	$731.7	$662.9	$716.6	$663.3	$1,394.6		$1,379.9
Reported Cost of products sold	462.1	403.9	449.6	410.0	866.0		859.6
Gross profit	$269.6	$259.0	$267.0	$253.3	$528.6		$520.3
Gross margin	36.8%	39.1%	37.3%	38.2%	37.9%		37.7%
Adjustments
Restructuring and related costs	9.4	8.7	12.8	15.5	18.1		28.3
Network transition costs	14.0	2.7	—	—	16.7		—
Acquisition and integration costs	—	—	2.9	—	—		2.9
Cost of products sold - adjusted	438.7	392.5	433.9	394.5	831.2		828.4
Adjusted Gross profit	$293.0	$270.4	$282.7	$268.8	$563.4		$551.5
Adjusted Gross margin	40.0%	40.8%	39.5%	40.5%	40.4%		40.0%

SG&A	Q1'25	Q2'25	Q1'24	Q2'24	Q2'25 YTD		Q2'24 YTD
Reported SG&A	$131.3	$136.0	$128.1	$122.5	$267.3		$250.6
Reported SG&A % of Net sales	17.9%	20.5%	17.9%	18.5%	19.2%		18.2%
Adjustments
Restructuring and related costs	10.9	9.2	9.6	7.9	20.1		17.5
Acquisition and integration costs	1.2	2.3	0.7	0.7	3.5		1.4
SG&A Adjusted - subtotal	$119.2	$124.5	$117.8	$113.9	$243.7		$231.7
SG&A Adjusted % of Net sales	16.3%	18.8%	16.4%	17.2%	17.5%		16.8%

Other items, net	Q1'25	Q2'25	Q1'24	Q2'24	Q2'25 YTD		Q2'24 YTD
Interest income	$(1.2)	$(0.6)	$(5.6)	$(2.4)	$(1.8)		$(8.0)
Foreign currency exchange (gain)/loss	(3.8)	0.4	2.7	5.9	(3.4)		8.6
Pension cost other than service costs	—	—	1.0	1.0	—		2.0
Other	—	0.3	0.9	—	0.3		0.9
Other items, net - Adjusted	$(5.0)	$0.1	$(1.0)	$4.5	$(4.9)		$3.5
Acquisition and integration - TSA income	—	—	(1.0)	—	—		(1.0)
Restructuring and related costs	—	(0.3)	—	—	(0.3)		—
December 2023 Argentina Economic Reform	—	—	21.0	1.0	—		22.0
Total Other items, net	$(5.0)	(0.2)	$19.0	5.5	$(5.2)		24.5

Restructuring and related costs	Q1'25	Q2'25	Q1'24	Q2'24	Q2'25 YTD	—	Q2'24 YTD
Cost of products sold	$9.4	$8.7	$12.8	$15.5	$18.1		$28.3
SG&A - Restructuring costs	4.8	3.8	5.7	4.6	8.6		10.3
SG&A - IT Enablement	6.1	5.4	3.9	3.3	11.5		7.2
Other items, net	—	(0.3)	—	—	(0.3)		—
Total Restructuring and related costs	$20.3	$17.6	$22.4	$23.4	$37.9		$45.8

Acquisition and integration	Q1'25	Q2'25	Q1'24	Q2'24	Q2'25 YTD		Q2'24 YTD
Cost of products sold	$—	$—	$2.9	$—	$—		$2.9
SG&A	1.2	2.3	0.7	0.7	3.5		1.4
Other items, net	—	—	(1.0)	—	—		(1.0)
Total Acquisition and integration related items	$1.2	$2.3	$2.6	$0.7	$3.5		$3.3

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
For the Quarter and Six Months Ended March 31, 2025
(In millions - Unaudited)

	Q2'25	Q1'25	Q4'24	Q3'24	LTM 3/31/25 (1)	Q2'24
Net earnings/(loss)	$28.3	$22.3	$47.6	$(43.8)	$54.4	$32.4
Income tax provision/(benefit)	8.1	7.8	11.9	(13.7)	14.1	10.0
Earnings/(loss) before income taxes	36.4	30.1	59.5	(57.5)	68.5	42.4
Interest expense	38.0	37.0	37.8	38.5	151.3	38.7
Loss on extinguishment/modification of debt	5.2	0.1	0.3	1.2	6.8	0.4
Depreciation & Amortization	30.9	31.8	30.9	30.7	124.3	28.9
EBITDA	$110.5	$99.0	$128.5	$12.9	$350.9	$110.4
Adjustments:
Restructuring and related costs	17.6	20.3	27.1	18.8	83.8	23.4
Network transition costs	2.7	14.0	11.7	—	28.4	—
Acquisition and integration costs	2.3	1.2	2.3	1.6	7.4	0.7
Litigation matter	—	—	13.7	—	13.7	—
Impairment of goodwill & intangible assets	—	—	—	110.6	110.6	—
December 2023 Argentina Economic Reform	—	—	—	—	—	1.0
Share-based payments	7.2	6.2	4.0	5.8	23.2	7.0
Adjusted EBITDA	$140.3	$140.7	$187.3	$149.7	$618.0	$142.5
(1) LTM defined as the latest 12 months for the period ending March 31, 2025.

	For the Six Months Ended March 31,
Free cash flow	2025	2024
Net cash from operating activities	$64.2	$214.9
Capital expenditures	(55.6)	(52.0)
Free cash flow	$8.6	$162.9

Net debt	3/31/2025	9/30/2024
Current maturities of long-term debt	$5.7	$12.0
Current portion of finance leases	0.9	0.6
Notes payable	1.8	2.1
Long-term debt	3,154.8	3,193.0
Total debt per the balance sheet	$3,163.2	$3,207.7
Cash and cash equivalents	139.3	216.9
Net debt	$3,023.9	$2,990.8

Energizer Holdings, Inc.
Supplemental Schedules - Non-GAAP Reconciliations cont.
FY 2025 Outlook
(In millions - Unaudited)

Fiscal 2025 Outlook Reconciliation - Adjusted earnings and Adjusted net earnings per common share (EPS)
	Fiscal Q3 2025 Outlook						Fiscal Year 2025 Outlook
(in millions, except per share data)	Adjusted net earnings			Adjusted EPS			Adjusted net earnings			Adjusted EPS
Fiscal 2025 - GAAP Outlook	$26	to	$39	$0.36	to	$0.53	$168	to	$194	$2.29	to	$2.65
Impacts:
Restructuring and related costs	12		8	0.16		0.11	40		34	0.55		0.47
Network transition costs	—		—	—		—	14		13	0.19		0.18
Acquisition and integration costs	2		1	0.03		0.01	15		11	0.20		0.15
Loss on extinguishment/modification of debt	—		—	—		—	5		4	0.07		0.05
Fiscal 2025 - Adjusted Outlook	$40	to	$48	$0.55	to	$0.65	$242	to	$256	$3.30	to	$3.50

Fiscal 2025 Outlook Reconciliation - Adjusted EBITDA
(in millions, except per share data)
Net earnings	$168	to	$194
Income tax provision	33	to	66
Earnings before income taxes	$201	to	$260
Interest expense	155		145
Loss on extinguishment/modification of debt	6		5
Amortization	60		55
Depreciation	70		65
EBITDA	$492	to	$530

Adjustments:
Restructuring and related costs	52		45
Network transition costs	18		17
Acquisition and integration costs	20		15
Share-based payments	28		23
Adjusted EBITDA	$610	to	$630